TruHC Pharma GmbH

Financial Statements

For the periods ended December 31, 2023 and 2022

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Directors of
TruHC Pharma GmbH

Opinion on the Financial Statements

We have audited the accompanying statement of financial position of TruHC Pharma GmbH (the “Company”), as of December 31, 2023, and the related statements of loss and comprehensive loss, shareholders’ equity (deficiency), and cash flows for the year ended December 31, 2023 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and the results of its operations and its cash flows for the year ended December 31, 2023 in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, events and conditions exist that raise substantial doubt about the Company’s ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatements of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. In addition to the matter described in the Going Concern section, we determined that there are no other critical audit matters.

We have served as the Company’s auditor since 2024.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

May 31, 2024

TruHC Pharma GmbH

Statements of Financial Position

As at December 31, 2023 and 2022

(in Euros)

	December 31, 2023	December 31, 2022
As at:
ASSETS
Current
Cash	€13,588	€15,281
Amounts receivable	18,894	18,399
Prepaid expenses and other current assets	20,347	20,347
Total current assets	52,829	54,027
Non-current
Property, plant and equipment	94,837	104,775
Operating lease right of use assets	478,399	553,936
Total assets	€626,065	€712,738
LIABILITIES
Current
Trade and amounts payable	€34,711	€27,341
Current portion of operating lease liability	63,083	57,805
Other accrued liabilities	11,520	2,720
Total current liabilities	109,314	87,866
Non-current
Non-current portion of debt	645,339	318,590
Non-current operating lease liability	447,581	510,664
Total liabilities	1,202,234	917,120
SHAREHOLDERS' EQUITY
Share capital	12,500	12,500
Accumulated deficit	(588,669)	(216,882)
Total shareholders' equity	(576,169)	(204,382)
Total liabilities and shareholders' equity	€626,065	€712,738

The accompanying notes are an integral part of the financial statements.

TruHC Pharma GmbH

Statement of Loss and Comprehensive Loss

For the Periods Ended December 31, 2023 and 2022

(in Euros)

	For the year ended December 31, 2023	For the period from February 17, 2022 to December 31, 2022
Operating expenses
Professional fees	€7,589	€5,038
General and administrative	210,622	113,458
Travel expenses	2,037	451
Operating lease expense	123,105	84,783
Depreciation and amortization	14,675	9,550
Operating loss	(358,028)	(213,280)
Interest expense	13,759	3,602
Net loss for the period	(371,787)	(216,882)
Total comprehensive loss for the period	€(371,787)	€(216,882)

The accompanying notes are an integral part of the financial statements.

TruHC Pharma GmbH

Statement of Shareholders' Equity (Deficiency)

For the Periods Ended December 31, 2023 and 2022

(in Euros)

	Common Shares	Common Shares	Accumulated Deficit	Shareholders' Equity (Deficiency)
	#
Balance, February 17, 2022	25,000	€12,500	€-	€12,500
Net loss	-	-	(216,882)	(216,882)
Balance, December 31, 2022	25,000	12,500	(216,882)	(204,382)

Net loss	-	-	(371,787)	(371,787)
Balance, December 31, 2023	25,000	€12,500	€(588,669)	€(576,169)

The accompanying notes are an integral part of the financial statements.

TruHC Pharma GmbH

Statement of Cash Flows

For the Periods Ended December 31, 2023 and 2022

(in Euros)

	For the year ended December 31, 2023	For the period from February 17, 2022 to December 31, 2022
Cash flows from operating activities:
Net loss	€(371,787)	€(216,882)
Adjustments to net loss:
Depreciation and amortization	14,675	9,550
Interest expense	13,749	3,590
Operating lease expense net of cash payments	17,732	14,533
Net change in non-cash working capital:
Amounts receivable	(495)	(18,399)
Prepaid expenses and other assets	-	(20,347)
Trade and amounts payable	16,170	30,061
Net cash provided by (used in) operating activities	(309,956)	(197,894)

Cash flows from financing activities:
Proceeds from issuance of debt	313,000	315,000
Proceeds from issuance of shares	-	12,500
Net cash provided by (used in) financing activities	313,000	327,500

Cash flows from investing activities:
Acquisition of equipment	(4,737)	(114,325)
Net cash provided by (used in) investing activities	(4,737)	(114,325)

Change in cash during the period	(1,693)	15,281
Cash at beginning of period	15,281	-
Cash at end of period	€13,588	€15,281

Supplemental disclosure of non-cash investing and financing activities
Operating lease additions to right of use assets	€-	€604,294

The accompanying notes are an integral part of the financial statements.

TruHC Pharma GmbH Notes to the Financial Statements For the periods ended December 31, 2023 and 2022 (in Euros, except shares amount)

1.  NATURE OF OPERATIONS

TruHC Pharma GmbH (the "Company" or "TruHC") was incorporated under the laws of Germany on February 17, 2022. The Company engages in the import, distribution, and manufacturing of medical cannabis and operates a production facility. The Company's registered office and principal place of business in Germany is located at Poppenbütteler Bogen 68 22399 Hamburg, Germany. At December 31, 2023, all of the Company's issued and outstanding shares were owned by TruHC Holding GmbH ("TruHC Holding").

These financial statements have been prepared on a going concern basis, meaning that the Company will continue in operation for the foreseeable future and will be able to realize assets and discharge liabilities in the ordinary course of operations.

2.  BASIS OF PRESENTATION

These financial statements have been presented in Euros and are prepared in accordance with United States generally accepted accounting principles (“US GAAP”). The Company has determined that the Euro is the functional and reporting currency as the majority of our operations are conducted in Euros and the financial results are prepared and reviewed internally by management in Euros.

Going concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The going concern basis of presentation assumes that the Company will continue for a period of at least one year after the date these financial statements are issued and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business.

Pursuant to the requirements of ASC Topic 205-40, Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern, management must evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for a period of at least one year from the date these financial statements are issued. This evaluation does not take into consideration the potential mitigating effects of management's plans that have not been fully implemented or are not within control of the Company as of the date the financial statements are issued. When substantial doubt exists, management evaluates whether the mitigating effect of its plans sufficiently alleviates substantial doubt about the Company's ability to continue as a going concern. The mitigating effect of management's plans, however, is only considered if both (1) it is probable that the plans will be effectively implemented within one year after the date that the financial statements are issued, and (2) it is probable that the plans, when implemented, will mitigate the relevant conditions or events that raise substantial doubt about the entity's ability to continue as a going concern within one year after the date that the financial statements are issued.

The Company had cash of €13,588 at December 31, 2023, net loss of €371,787 for the year ended December 31, 2023, and an accumulated deficit of €588,669 at December 31, 2023. Current economic and market conditions have put pressure on the Company's growth plans. The Company's ability to continue as a going concern is dependent on its ability to obtain additional capital. The Company believes that its current level of cash is not sufficient to continue investing in growth, while at the same time meeting its obligations as they become due. These conditions raise substantial doubt regarding the Company's ability to continue as a going concern for a period of at least one year from the date of issuance of these financial statements. To alleviate these conditions, management is currently evaluating various cost reductions and other alternatives and may seek to raise additional funds through the issuance of equity, debt securities, through arrangements with strategic partners or, through obtaining credit from financial institutions and the possible disposition of assets or otherwise. The actual amount that the Company may be able to raise under these alternatives will depend on market conditions and other factors. As it seeks additional sources of financing, there can be no assurance that such financing would be available to the Company on favorable terms or at all. The Company’s ability to obtain additional financing in the debt and equity capital markets is subject to several factors, including but not limited to market and economic conditions, the Company’s performance and investor sentiment with respect to it and its industry. These financial statements do not include any adjustments for the recovery and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

TruHC Pharma GmbH Notes to the Financial Statements For the periods ended December 31, 2023 and 2022 (in Euros, except shares amount)

Basis of measurement

The financial statements have been prepared on the historical cost basis. Historical cost is generally based on the fair value of the consideration given in exchange for goods and services.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The carrying values of amounts receivable, prepaids and other current assets, and trade and amounts payable, accrued liabilities, and current portion of lease liability approximate their fair values due to their short periods to maturity.

The financial statements are presented in Euros ("€") unless otherwise noted.

Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

03.  SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies used by the Company are as follows:

Cash

Cash in the statements of financial position includes cash on hand.

Financial assets

Initial recognition and measurement

The Company aggregates its financial assets into classes at the time of initial recognition based on the Company's business model and the contractual terms of the cash flows.

No financial assets are or were elected to be carried at fair value through profit or loss ("FVPL") or where changes in fair value are recognized in the statement of loss and comprehensive loss.

Subsequent measurement - Financial assets at amortized cost

After initial recognition, financial assets measured at amortized cost are subsequently measured at the end of each reporting period at amortized cost using the Effective Interest Rate ("EIR") method. Amortized cost is calculated by considering any discount or premium on acquisition and any fees or costs that are an integral part of the EIR. In these financial statements, cash, amounts receivable  are classified in this category.

Derecognition

A financial asset is derecognized when the contractual rights to the cash flows from the asset expire, or the Company no longer retains substantially all the risks and rewards of ownership.

Impairment of financial assets

Financial assets classified subsequently as amortized cost are subject to impairment based on the expected credit losses ("ECL's"). The Company's financial assets subject to impairment are cash, and amounts receivable.

Amounts receivable are recognized initially at fair value and subsequently measured at amortized cost, less any provisions for impairment. Impairment provisions are estimated using the ECL impairment model where any expected future credit losses are provided for, irrespective of whether a loss event has occurred at the reporting date. Estimates of expected credit losses consider the Company's collection history by customer, deterioration of collection rates during the average credit period, as well as observable changes in and forecasts of future economic conditions that affect default risk. The Company utilizes a provision matrix to estimate lifetime ECL's for receivables, supplemented by specific allowance based on customer-specific data. Changes in the allowance are recognized as bad debt expense in the statements of loss and comprehensive loss. When the Company determines that no recovery of the amount owed is possible, the amount is deemed irrecoverable, and the financial asset is written off.

TruHC Pharma GmbH Notes to the Financial Statements For the periods ended December 31, 2023 and 2022 (in Euros, except shares amount)

Property, plant and equipment

Property, plant and equipment are measured at cost less accumulated depreciation and impairment losses, if any. Depreciation is provided for on a straight-line basis over the assets' estimated useful lives, which management has determined to be as follows:

Machinery and office equipment	5-10 years

Right-of-use assets	Lesser of useful life and remaining term of the lease

The Company assesses an asset's residual value, useful life and depreciation method at each financial year end and adjusts if appropriate. During their construction, property, plant and equipment are not subject to depreciation. The Company capitalizes all costs necessary to get the asset to its intended use. When the asset is available for use, depreciation commences. Depreciation expense is recorded within depreciation and amortization on the statements of loss and comprehensive loss.

Gains and losses on disposal of property, plant and equipment are determined by comparing the proceeds from disposal with the carrying amount of the property, plant and equipment and are recognized in the statements of loss and comprehensive loss of the related year.

Impairment of long-lived assets

The Company reviews long-lived assets, including property and equipment assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. An impairment loss is recognized when the sum of projected undiscounted cash flows is less than the carrying value of the asset group. The measurement of the impairment loss to be recognized is based on the difference between the fair value and the carrying amount of the asset group.

Financial liabilities

Initial recognition and measurement

Financial liabilities are measured at amortized cost, unless they are required to be measured at FVPL as is the case for held for trading or derivative instruments, or when the Company has opted to measure the financial liability at FVPL. The Company's financial liabilities include trade and other payables, accrued liabilities, and long-term debt, which are measured at amortized cost. All financial liabilities are recognized initially at fair value.

Subsequent measurement - Financial liabilities at amortized cost

After initial recognition, financial liabilities measured at amortized cost are subsequently measured at the end of each reporting period at amortized cost using the EIR method. Amortized cost is calculated by considering any discount or premium on acquisition and any fees or costs that are an integral part of the EIR.

TruHC Pharma GmbH Notes to the Financial Statements For the periods ended December 31, 2023 and 2022 (in Euros, except shares amount)

Derecognition

A financial liability is derecognized when the obligation under the liability is discharged, cancelled, or expires with any associated gain or loss recognized in other income or expense in the statements of loss and comprehensive loss.

Provisions

Provisions are recognized when (a) the Company has a present obligation (legal or constructive) due to a past event, and (b) it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation. Where the Company expects a provision to be reimbursed, for example under an insurance contract, the reimbursement is recognized as a separate asset but only when the reimbursement is probable. The Company expenses legal costs as incurred related to such matters.

The expense relating to any provision is presented in the statements of loss and comprehensive loss, net of any reimbursement. If the effect of the time value of money is material, provisions are discounted using a current pre-tax rate that reflects, where appropriate, the risks specific to the liability. Where discounting is used, the increase in the provision due to the passage of time is recognized as a finance cost in the statements of loss and comprehensive loss.

Share capital

Issued common shares are recorded as equity at par value. Incremental costs directly attributable to the issue of common shares are recognized as a deduction from equity, net of any tax effects. Common shares are considered issued when consideration has been received.

Leases

At the inception of a contract, the Company assesses whether a contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period in exchange for consideration. The Company recognizes a right-of-use asset and a lease liability at the commencement date of the lease. The right-of-use asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and an estimate of costs to dismantle and remove the underlying asset, less any lease incentives received. The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company's estimated incremental borrowing rate.

The lease term at the lease commencement date is determined based on the noncancellable period for which the Company has the right to use the underlying asset, together with any periods covered by an option to extend the lease if the Company is reasonably certain to exercise that option, periods covered by an option to terminate the lease if the Company is reasonably certain not to exercise that option and periods covered by an option to extend (or not to terminate) the lease in which the exercise of the option is controlled by the lessor. The Company considers several factors when evaluating whether the options in its lease contracts are reasonably certain of exercise, such as length of time before an option exercise, expected value of the leased asset at the end of the initial lease term, importance of the lease to the Company's operations, costs to negotiate a new lease, any contractual or economic penalties, and the economic value of leasehold improvements.

For finance leases, from the commencement date to the earlier of the end of the useful life of the right-of-use asset or the end of the lease term, the right-of-use asset is amortized on a straight-line basis and the interest expense is recognized on the lease liability using the effective interest method. For operating leases, lease expense is recognized on a straight-line basis over the term of the lease and presented as a single charge in the statements of operations and comprehensive income. The lease liability is subsequently measured at amortized cost using the effective interest method.

TruHC Pharma GmbH Notes to the Financial Statements For the periods ended December 31, 2023 and 2022 (in Euros, except shares amount)

Right-of-use assets are adjusted for impairment losses, if any. The estimated useful lives and recoverable amounts of right-of-use assets are determined on the same basis as those of property, plant and equipment.

The Company has elected not to recognize right-of-use assets and lease liabilities for short-term leases (lease term of 12 months or less) and leases for which the underlying asset is of low value. The Company recognizes the lease payments associated with these leases as an expense on a straight-line basis over the lease term. The Company has elected not to separate non-lease components from lease components for real estate leases.

Income taxes

Income tax expense comprises current and deferred tax. Current tax and deferred tax are recognized in the statements of loss and comprehensive loss, or items recognized directly in equity or in other comprehensive loss.

Current tax is the expected tax payable or receivable on the taxable income or loss for the year, using tax rates enacted at the reporting date, and any adjustment to tax payable in respect of previous years.

Deferred tax is recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred tax is measured at the tax rates that are expected to be applied to temporary differences when they reverse, based on the laws that have been enacted or substantively enacted by the reporting date. Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset current tax liabilities and assets, and they relate to income taxes levied by the same tax authority on the same taxable entity, or on different tax entities, but they intend to settle current tax liabilities and assets on a net basis, or their tax assets and liabilities will be realized simultaneously.

A deferred tax asset is recognized for unused tax losses, tax credits and deductible temporary differences, to the extent that it is probable that future taxable profits will be available against which they can be utilized. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

An unrealized tax benefit may arise in connection with a period that has not yet been reviewed by the relevant tax authority. A change in the recognition or measurement of an unrealized tax benefit is reflected in the period during which the change occurs.

Interest and penalties in respect of income taxes are not recognized in the statement of operations as a component of income taxes but as a component of interest expense.

Commitments and contingencies

Contingencies are possible liabilities arising from past events which, by their nature, will only be resolved when one or more future events not wholly within our control occur or fail to occur. The assessment of such contingencies inherently involves the exercise of significant judgment and estimates of the outcome of future events. Management assesses loss contingencies related to legal proceedings, tax or other regulatory actions pending against the Company, as well as unasserted claims that may result in such actions. The Company, its legal counsel and other subject matter advisors evaluate the perceived merits of any legal proceedings or unasserted claims or actions as well as the perceived merits of the nature and amount of relief sought or expected to be sought, when determining the amount, if any, to recognize as a provision or assessing the impact on the carrying value of assets. The Company recognizes legal expenses on contingency and provision matters when incurred.

TruHC Pharma GmbH Notes to the Financial Statements For the periods ended December 31, 2023 and 2022 (in Euros, except shares amount)

Adoption of accounting standards and amendments

In June 2016, the United States Financial Accounting Standards Board ("FASB") issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. ASU 2016-13 requires the measurement of current expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Adoption of ASU 2016-13 will require entities to use forward-looking information to better formulate their credit loss estimates. This update is effective for the Company for fiscal years beginning after December 15, 2022. Early adoption is permitted. The Company adopted ASU 2016-13 effective as of its inception, and as such had no impact on the Company's financial statements.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740) - Simplifying the Accounting for Income Taxes, which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and amends existing guidance to improve consistent application. ASU 2019-12 would be effective for the Company beginning January 1, 2022. The Company has early adopted ASU 2019-12, effective as of its inception, and as such had no impact on the Company's financial statements.

Accounting pronouncements not yet adopted

Certain new standards, amendments and interpretations, and improvements to existing standards have been published by the FASB and United States Securities and Exchange Commission but are not yet effective and have not been adopted early by the Company. Management anticipates that all the relevant pronouncements will be adopted in the first reporting period following the date of application unless noted. Information on new standards, amendments and interpretations, and improvements to existing standards which could potentially impact the Company's financial statements are detailed as follows:

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which improve the transparency of disclosures related to the income tax rate reconciliation and income taxes paid. The amendments are effective for the Company in fiscal years beginning after December 15, 2025. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. The Company is currently evaluating the guidance and its impact to the financial statements.

Certain other new standards and interpretations have been issued but are not expected to have a material impact on the Company's financial statements.

4.  CRITICAL JUDGMENTS AND ESTIMATION UNCERTAINTIES

The preparation of the Company's financial statements requires management to make judgments, estimates and assumptions that affect the application of policies and reported amounts of assets, liabilities, and expenses. These estimates and judgements are subject to change based on experience and new information which could result in outcomes that require a material adjustment to the carrying amounts of assets or liabilities affecting future periods. Actual results may differ from these estimates. The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized prospectively.

TruHC Pharma GmbH Notes to the Financial Statements For the periods ended December 31, 2023 and 2022 (in Euros, except shares amount)

Liquidity and going concern considerations

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Management must assess the Company's ability to continue as a going concern each reporting period. This assessment involves the use of internal budgets and estimates of expenses and cash flows, which requires a significant amount of management judgement.

Leases

Management is required to use judgement in determining the discount rate and whether to include renewal options in the lease term. The determination of the discount rate considers the incremental borrowing rate that would be charged for a loan that is collateralized or secured by the lessee's aggregate collateral, has a term that is similar to the lease term, is for an amount similar to the lease payments, and occurs in a similar economic environment. In this instance, management utilized European corporate debt instruments compounded annually that have a similar term and economic rating. In determining the lease term, management evaluated the fact that the Company's licenses are tied to the lease facility and as such the Company is reasonably certain to exercise the renewal option.

Estimated useful lives and depreciation of long-lived assets with finite lives

Amortization of intangible assets with finite lives are dependent upon estimates of useful lives and when the asset is available for use. These are determined through the exercise of judgment and are dependent upon estimates that consider factors such as economic and market conditions, frequency of use, and anticipated changes in laws.

Determination of asset groups for impairment testing

Management is required to use judgement in determining asset groups for the level at which long-lived assets are tested for impairment. Management considers the nature of operations and ability to track asset performance within each of the Company's business units to determine the appropriate level of asset aggregation and allocation, as well as the materiality of the underlying assets within the units.

Impairment of long-lived assets

Asset groups are subject to a two-step impairment testing model. Under Step 1 (recoverability test), the undiscounted expected future cash flows from an asset group are compared to the asset group's carrying amount. The estimates involved in this first step are similar to the recoverable amount assumptions, including, but not limited to, the cash flow growth rate and the discount rate. Significant management judgment is required when developing these assumptions, which include internal budgets and expectations, as well as consideration of external Company communications and market estimates of the Company's and its industry's future growth. If the carrying amount exceeds the undiscounted estimated future cash flows, the Company is required to perform a Step 2 fair value test, with a chosen model and estimates similar to those discussed above.

Income taxes and valuation allowances for deferred tax assets

In assessing the probability of realizing income tax assets recognized, management makes estimates related to expectations of future taxable income, applicable tax planning opportunities, expected timing of reversals of existing temporary differences and the likelihood that tax positions taken will be sustained upon examination by applicable tax authorities. In making its assessments, management gives additional weight to positive and negative evidence that can be objectively verified. Estimates of future taxable income are based on forecasted cash flows from operations and the application of existing tax laws in each jurisdiction. The Company considers relevant tax planning opportunities that are within the Company's control, are feasible and within management's ability to implement. Examination by applicable tax authorities is supported based on individual facts and circumstances of the relevant tax position examined considering all available evidence. Where applicable tax laws and regulations are either unclear or subject to ongoing varying interpretations, it is reasonably possible that changes in these estimates can occur that materially affect the amounts of income tax assets recognized net of valuation allowances. Also, future changes in tax laws could limit the Company from realizing the tax benefits from the deferred tax assets. The Company reassesses unrecognized income tax assets at each reporting period.

TruHC Pharma GmbH Notes to the Financial Statements For the periods ended December 31, 2023 and 2022 (in Euros, except shares amount)

The Company applies judgment when determining whether the earnings of its foreign subsidiaries (outside Canada) will be indefinitely reinvested in those subsidiaries and earnings will not be repatriated. The Company considers its historical practices and projected plans for such subsidiaries when making this assessment.

The Company must apply judgement when determining whether it has taken an uncertain tax position. Management has analyzed the tax positions taken by the Company, and has concluded that as of December 31, 2023 and 2022, there were no uncertain tax positions taken.

5.  AMOUNTS RECEIVABLE

The Company’s amounts receivable are recorded at amortized cost. The amounts receivable balance as at December 31, 2023 and December 31, 2022 consists of amounts recoverable from the Value Added Tax (“VAT”) from various jurisdictions, and other receivables.

	December 31, 2023	December 31, 2022
VAT receivable	€14,551	€6,761
Other receivables	4,343	11,638
Total	€18,894	€18,399

The Company did not record write-offs of receivables during 2023 (2022 - € nil).

6.  PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following:

	December 31, 2023	December 31, 2022
Machinery and office equipment	€119,062	€114,325
Less: accumulated depreciation	24,225	9,550
Property, plant and equipment, net	€94,837	€104,775

Depreciation expense for the year ended December 31, 2023 was €14,675 (2022 - €9,550) and was recorded in depreciation and amortization in the statements of loss and comprehensive loss.

As at December 31, 2023 and 2022, the Company’s property, plant and equipment have no significant restrictions on title or pledges as security for liabilities, there are no significant commitments for future purchases, and there were no significant disposals during the periods ended December 31, 2023 and 2022.

TruHC Pharma GmbH Notes to the Financial Statements For the periods ended December 31, 2023 and 2022 (in Euros, except shares amount)

7.  DEBT

In February 2022, the Company entered into a first loan agreement with TruHC Holding, which granted the Company an interest-bearing loan of €250,000, in installments based on the individual installments requested by the Company ("First Loan"). The First Loan bears interest at 2.0% per annum. The First Loan is due to be repaid by December 31, 2026. The Company is entitled to make early repayments. As at December 31, 2023, the €250,000 (December 31, 2022 - €250,000) was outstanding under the First Loan.

In February 2022, the Company entered into a second loan agreement with TruHC Holding, which granted the Company an interest-bearing loan of €450,000, in installments based on the individual installments requested by the Company (“Second Loan”). The Second Loan bears interest at 4.0% per annum. The Second Loan is due to be repaid by December 31, 2026. The Company is entitled to make early repayments. As at December 31, 2023, €378,000 (December 31, 2022 – €65,000) was outstanding under the Second Loan.

As at December 31, 2023, the amount of accrued interest on the First Loan and Second Loan totals €17,339 (December 31, 2022 – €13,590).

In April 2024, both the First Loan and the Second Loan, including all accrued interest, were forgiven by TruHC Holding.

8.  LEASE

The Company’s lease consist of an administrative real estate lease in Germany. Management has determined the Company’s lease is an operating lease through December 31, 2023. Information regarding the Company’s lease is as follows:

	Year ended December 31, 2023	For the period from February 17, 2022 to December 31, 2022
Components of lease expense
Operating lease expense	€123,105	€84,783
Total lease expense	€123,105	€84,783

Other Information
Operating cash flows from operating leases	€105,373	€70,249
ROU assets obtained in exchange for new operating lease liabilities	€-	€604,294
Weighted-average remaining lease term in years for operating leases	6.33	7.33
Weighted-average discount rate for operating leases	8.77%	8.77%

TruHC Pharma GmbH Notes to the Financial Statements For the periods ended December 31, 2023 and 2022 (in Euros, except shares amount)

Maturities of operating lease liabilities as of December 31, 2023 are as follows:

Operating Leases
2024	€105,373
2025	105,373
2026	105,373
2027	105,373
2028	105,373
Thereafter	140,497
Total future lease payments	667,362
Less: imputed interest	(156,698)
Total lease liabilities	510,664
Less: current lease liabilities	(63,083)
Total non-current lease liabilities	€447,581

The Company's operating lease expires on April 30, 2025. The lease includes an option to extend the lease term for the entire space for a period of 5 years at the end of the current lease term. At December 31, 2023, the renewal option is included in the related operating right of use asset recorded because management is reasonably certain of renewing.

9.  RELATED PARTY DISCLOSURES

Related party transactions

Long-term debt with TruHC Holding

In February 2022, the Company entered into a first loan agreement with TruHC Holding, which granted the Company an interest-bearing loan of €250,000, in installments based on the individual installments requested by the Company ("First Loan"). The First Loan bears interest at 2.0% per annum. The First Loan is due to be repaid by December 31, 2026. The Company is entitled to make early repayments. As at December 31, 2023, the €250,000 (December 31, 2022 - €250,000) was outstanding under the First Loan.

In February 2022, the Company entered into a second loan agreement with TruHC Holding, which granted the Company an interest-bearing loan of €450,000, in installments based on the individual installments requested by the Company (“Second Loan”). The Second Loan bears interest at 4.0% per annum. The Second Loan is due to be repaid by December 31, 2026. The Company is entitled to make early repayments. As at December 31, 2023, €378,000 (December 31, 2022 – €65,000) was outstanding under the Second Loan.

As at December 31, 2023, the amount of accrued interest on the First Loan and Second Loan totals €17,339 (December 31, 2022 – €13,590).

10.  COMMITMENTS AND CONTINGENCIES

The Company does not have commitments or contingencies as at December 31, 2023 and 2022.

11.  INCOME TAXES

The Components of the Company's deferred income tax assets and liabilities at December 31, 2023 and 2022 are as follows:

TruHC Pharma GmbH Notes to the Financial Statements For the periods ended December 31, 2023 and 2022 (in Euros, except shares amount)

	2023	2022

Property and equipment	€8,000	€3,000
ROU asset	(154,000)	(179,000)
Lease liability	165,000	183,000
Non-capital losses available for future period	174,000	64,000
	193,000	71,000
Unrecognized deferred tax assets	(193,000)	(71,000)
Total net deferred tax assets	-	-

Net deferred tax assets	€-	€-

Deferred taxes are a result of temporary differences that arise due to the differences between the income tax values and the carrying values of assets and liabilities. The Company's deferred tax asset valuation allowances are primarily the result of uncertainties regarding the future realization of recorded tax benefits on the tax loss carryforwards from operations in various jurisdictions. Current evidence does not suggest the Company will realize sufficient taxable income of the appropriate character within the carryforward period to allow the Company to realize the deferred tax benefits. If the Company were to identify and implement tax planning strategies to recover these deferred tax assets or generate sufficient income of the appropriate character in these jurisdictions in the future, it could lead to the reversal of these valuation allowances and income tax expense.

Unused loss carryforwards totaling €538,000 do not have an expiry date. Deferred tax assets have not been recognized for legal entities where it is not probable that future taxable profit will be available against which the Company can use the benefits. Tax attributes are subject to review, and potential adjustment, by tax authorities. The tax years that remain subject to examination by significant tax jurisdictions of the Company as of December 31, 2023 are as follows: 2022 to 2023.

The Company had no unrecognized income tax benefits because of uncertain income tax positions for the years ended December 31, 2023 and 2022.

12.  FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

Environmental

The Company's growth and development activities are subject to laws and regulations governing the protection of the environment. These laws and regulations are continually changing and generally becoming more restrictive. The Company believes its operations are materially in compliance with all applicable laws and regulations. The Company has made, and expects to make in the future, expenditures to comply with such laws and regulations.

Fair value

The Company’s financial instruments measured at amortized cost as at December 31, 2023 and December 31, 2022 consist of cash, trade and amounts payable, accrued liabilities, and debt. The amounts reflected in the statements of financial position approximate fair value for all financial instruments due to their short-term maturity, except for debt whose fair value as at December 31, 2023 is €504,264 (December 31, 2022 - €228,704.

TruHC Pharma GmbH Notes to the Financial Statements For the periods ended December 31, 2023 and 2022 (in Euros, except shares amount)

Risk management overview

The Company has exposure to credit, liquidity and market risks from its use of financial instruments. This note provides information about the Company's exposure to each of these risks, the Company's objectives, policies and processes for measuring and managing risk.

Credit risk

Credit risk is the risk of financial loss to the Company if a counterparty to a financial instrument fails to meet its contractual obligations and arises principally from the Company's amounts receivable, and cash held with banks and other financial intermediaries.

The carrying amount of the cash and represents the maximum credit exposure as presented in the statement of financial position.

The Company held cash of €13,588 as at December 31, 2023 (2022 - €15,281). The Company has assessed no significant increase in credit risk from initial recognition based on the availability of funds, and the regulatory and economic environment of the financial intermediary. As a result, the loss allowance recognized during the period was limited to twelve months of expected credit losses. Based on historical information, and adjusted for forward-looking expectations, the Company has not assessed a loss allowance on these cash balances as at December 31, 2023 and 2022.

Market risk

Market risk is the risk that changes in market conditions, such as commodity prices, foreign exchange rates, and interest rates, will affect the Company's net income or the value of financial instruments. The objective of market risk management is to manage and control market risk exposures within acceptable limits, while maximizing the Company's returns.

It is management's opinion that the Company is not subject to significant commodity or interest rate risk.

Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting obligations associated with its financial liabilities. The Company’s financial liabilities consist of trade and amounts payable, and accrued liabilities, and debt as presented on the statement of financial position. The Company had cash as presented on the statement of financial position. The Company has no available credit lines of facilities to draw borrowings from should additional liquidity be needed. The Company’s policy is to review liquidity resources and ensure that sufficient funds are available to meet financial obligations as they become due. Further, the Company's management is responsible for ensuring funds exist and are readily accessible to support business opportunities as they arise.

Trade and amounts payable, and accrued liabilities consist of invoices payable to trade suppliers for administration and professional expenditures. The Company processes invoices within a normal payment period. Trade payables have contractual maturities of less than 90 days. Some suppliers of materials require full prepayment from the Company prior to providing such goods to the Company. See schedule of future lease commitments at Note 9 and Note 2 for the Company’s assessment of the uncertainty related to the assumption of the Company continuing to operate as a going concern.

13.  SHARE CAPITAL

Authorized and issued

The Company is authorized to issue an unlimited number of common shares, no par value.

TruHC Pharma GmbH Notes to the Financial Statements For the periods ended December 31, 2023 and 2022 (in Euros, except shares amount)

On incorporation, the Company issued 25,000 shares to TruHC Holding GmbH at a par value of €1.00 per share. As at December 31, 2023, €12,500 (December 31, 2022 - €12,500) remains receivable as been netted against the share capital balance.

14.  SUBSEQUENT EVENTS

On April 16, 2024, Flora Growth Corp. (“Flora”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with TruHC Holding GmbH (the “Seller”) pursuant to which Flora will acquire all of the issued and outstanding shares of the Company. The Purchase Price will be paid and satisfied by Flora in two closings. On the first closing, Flora issued 2,135,199 of its common shares, which is equal to 19.99% of Flora’s issued and outstanding common shares prior to signing the Purchase Agreement, to Seller. On the second closing (the “Second Closing”), Flora will issue 635,363 of its common shares to Seller after receiving shareholder approval for such issuance in accordance with the rules of the Nasdaq Stock Market at its next special or annual general meeting of shareholders.

Under the Purchase Agreement, Flora is required to take all necessary steps and make commercial best efforts to convene a shareholder meeting as soon as reasonably practicable to approve the Second Closing and to recommend the approval of the Second Closing to the Company's shareholders. The Purchase Agreement contains other customary terms, representations, warranties, covenants and closing conditions for a transaction of this nature.

On April 22, 2024, the first closing of the Transaction for 2,135,199 Flora shares was closed.

In April 2024, both the First Loan and the Second Loan were forgiven.